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                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549


                              FORM 8-K/A

                            CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF

                  THE SECURITIES EXCHANGE ACT OF 1934

  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 17, 1995

                           MONSANTO COMPANY
                           ----------------

        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               DELAWARE
                               --------

                       (STATE OF INCORPORATION)

        1-2516                                     43-0420020
        ------                                     ----------

      (COMMISSION                                (IRS EMPLOYER
      FILE NUMBER)                           IDENTIFICATION NUMBER)

800 NORTH LINDBERGH BOULEVARD, ST. LOUIS, MISSOURI                     63167
- --------------------------------------------------                     -----

   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

                            (314) 694-1000
                            --------------

         (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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


  The undersigned registrant hereby amends its Form 8-K dated February 17, 1995 and filed on February 28, 1995, by adding Items 7(a) and 7(b), and Exhibits 23.1 and 23.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial Statements of The Kelco Division of Merck & Co., Inc.
("Kelco")

    (i) Financial statements of Kelco, together with the related
  Independent Auditors' Report, for the year ended December 31, 1994 (pages 2 through 11)

  (b) Pro Forma Financial Information

    (i) Unaudited Pro Forma Condensed Combined Statement of Financial Position of Monsanto Company and Kelco as of December 31, 1994, including notes thereto (pages 12 and 13)

    (ii) Unaudited Pro Forma Condensed Combined Statement of Income of Monsanto Company and Kelco for the year ended December 31, 1994, including notes thereto (pages 14 and 15)

  (c) Exhibits.

    See the Exhibit Index attached hereto and incorporated herein by reference.

                THE KELCO DIVISION OF MERCK & CO., INC.

                     FINANCIAL STATEMENTS FOR THE

                   YEAR ENDED DECEMBER 31, 1994 AND

                     INDEPENDENT AUDITORS' REPORT

                     INDEPENDENT AUDITORS' REPORT

To Monsanto Company:

  We have audited the accompanying combined balance sheet of the Kelco Division of Merck & Co., Inc. ("Kelco") as of December 31, 1994, and the related combined statements of income, division equity, and cash flows for the year then ended. These financial statements are the responsibility of Kelco's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Kelco Division of Merck & Co., Inc. as of December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
March 13, 1995

                                              THE KELCO DIVISION OF MERCK & CO., INC.

                                                       COMBINED BALANCE SHEET

                                                         DECEMBER 31, 1994

                                                       (DOLLARS IN THOUSANDS)

                                                                      ASSETS

                  Current Assets:
                    Cash......................................................................................     $   6,435
                    Short-term investments....................................................................         1,061
                    Trade receivables, net of allowances of $570..............................................        60,658
                    Inventories...............................................................................        42,774
                    Prepaid expenses and other................................................................         3,630
                                                                                                                   ---------
                      Total current assets....................................................................       114,558
                                                                                                                   ---------
                  Property, Plant and Equipment:
                    Land......................................................................................         8,636
                    Buildings.................................................................................        41,050
                    Machinery and equipment...................................................................       256,765
                    Furniture and fixtures....................................................................        12,740
                    Construction in progress..................................................................        28,835
                                                                                                                   ---------
                      Total property, plant and equipment.....................................................       348,026
                    Less accumulated depreciation.............................................................       154,538
                                                                                                                   ---------
                      Net property, plant and equipment.......................................................       193,488
                                                                                                                   ---------
                  Intangible Assets, net of accumulated amortization of $16,913...............................        28,800
                  Other Assets................................................................................         8,287
                                                                                                                   ---------
                  TOTAL.......................................................................................     $ 345,133
                                                                                                                   =========
                                                          LIABILITIES AND DIVISION EQUITY

                  Current Liabilities:
                    Accounts payable..........................................................................     $  14,015
                    Accrued expenses..........................................................................        15,518
                    Income taxes payable......................................................................         6,213
                    Short-term debt...........................................................................         2,076
                    Other current liabilities.................................................................         1,177
                                                                                                                   ---------
                      Total current liabilities...............................................................        38,999
                                                                                                                   ---------
                  Deferred Income Taxes.......................................................................         6,356
                  Division Equity:
                    Contributed capital.......................................................................        87,363
                    Retained earnings.........................................................................       689,164
                    Net advances to Merck.....................................................................      (476,749)
                                                                                                                   ---------
                      Division equity.........................................................................       299,778
                                                                                                                   ---------
                  TOTAL.......................................................................................     $ 345,133
                                                                                                                   =========


        The accompanying notes are an integral part of these combined financial statements.

                                              THE KELCO DIVISION OF MERCK & CO., INC.

                                                    COMBINED STATEMENT OF INCOME

                                                    YEAR ENDED DECEMBER 31, 1994

                                                       (DOLLARS IN THOUSANDS)


                  Net Sales...................................................................................      $310,481
                  Cost of Goods Sold..........................................................................       163,485
                                                                                                                    --------
                      Gross profit............................................................................       146,996
                  Operating Expenses:
                    Selling, general and administrative.......................................................        42,345
                    Research and development..................................................................        16,025
                    Other.....................................................................................         1,116
                                                                                                                    --------
                  Operating Income............................................................................        87,510
                  Other income (expense) - net................................................................        (1,942)
                                                                                                                   ---------
                  Income Before Income Taxes..................................................................        85,568
                  Income Taxes................................................................................         6,913
                                                                                                                    --------
                  Net Income..................................................................................      $ 78,655
                                                                                                                    ========
                  Pro Forma Information:
                    Income before income taxes................................................................      $ 85,568
                    Pro forma income taxes....................................................................        33,171
                                                                                                                    --------
                    Pro forma net income......................................................................      $ 52,397
                                                                                                                    ========


        The accompanying notes are an integral part of these combined financial statements.

                                              THE KELCO DIVISION OF MERCK & CO., INC.

                                               COMBINED STATEMENT OF DIVISION EQUITY

                                                    YEAR ENDED DECEMBER 31, 1994

                                                       (DOLLARS IN THOUSANDS)

                                                                                                       NET
                                                                   CONTRIBUTED       RETAINED        ADVANCES
                                                                     CAPITAL         EARNINGS        TO MERCK         TOTAL
                                                                   -----------       --------        --------         -----

BALANCE, JANUARY 1, 1994........................................     $79,832         $634,175       $(412,610)       $301,397
  Capital contribution..........................................       7,531                                            7,531
  Net income....................................................                       78,655                          78,655
  Dividends.....................................................                      (23,666)                        (23,666)
  Net advances to Merck.........................................                                      (64,139)        (64,139)
                                                                     -------         --------       ---------       ---------
BALANCE, DECEMBER 31, 1994......................................     $87,363         $689,164       $(476,749)       $299,778
                                                                     =======         ========       =========        ========


The accompanying notes are an integral part of these combined financial statements.

                                              THE KELCO DIVISION OF MERCK & CO., INC.

                                                  COMBINED STATEMENT OF CASH FLOW

                                                    YEAR ENDED DECEMBER 31, 1994

                                                       (DOLLARS IN THOUSANDS)


                  OPERATING ACTIVITIES:
                    Net income................................................................................      $ 78,655
                    Adjustments to reconcile to cash provided by operating activities:
                      Items that did not use cash:
                        Depreciation and amortization.........................................................        17,993
                        Deferred tax expense..................................................................           263
                      Changes in assets and liabilities that (used) provided cash:
                        Trade receivables.....................................................................       (10,176)
                        Inventories...........................................................................         1,749
                        Accounts payable and accrued expenses.................................................         4,422
                        Other.................................................................................           978
                      Gain on sale of investment..............................................................          (855)
                                                                                                                    --------
                         Cash provided by operating activities................................................        93,029
                                                                                                                    --------
                  INVESTING ACTIVITIES:
                    Property, plant and equipment purchases...................................................       (31,201)
                    Proceeds from sale of investment..........................................................        16,104
                    Net sales of short-term investments.......................................................           713
                                                                                                                    --------
                         Cash used in investing activities....................................................       (14,384)
                                                                                                                    --------
                  FINANCING ACTIVITIES:
                    Net increase in short-term debt...........................................................         2,076
                    Net advances to Merck.....................................................................       (60,677)
                    Dividends.................................................................................       (23,666)
                                                                                                                    --------
                         Cash used in financing activities....................................................       (82,267)
                                                                                                                    --------
                  DECREASE IN CASH............................................................................        (3,622)
                  CASH, BEGINNING OF YEAR.....................................................................        10,057
                                                                                                                    --------
                  CASH, END OF YEAR...........................................................................      $  6,435
                                                                                                                    ========


        The accompanying notes are an integral part of these combined financial statements.

                THE KELCO DIVISION OF MERCK & CO., INC.

                NOTES TO COMBINED FINANCIAL STATEMENTS

                     YEAR ENDED DECEMBER 31, 1994

1. SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF COMBINATION - On February 17, 1995, Monsanto Company completed its acquisition of the Kelco Division of Merck & Co., Inc. ("Merck") and certain related wholly-owned subsidiaries of Merck which, together, are referred to in these financial statements and footnotes as "Kelco". These financial statements have been prepared on an historical cost basis and reflect no adjustments which may result from this acquisition. Kelco develops, produces and supplies specialty chemicals called hydrocolloids on a worldwide basis for food and industrial applications. Kelco is headquartered in San Diego, California, and has production facilities in San Diego; Okmulgee, Oklahoma; Barcaldine and Girvan, Scotland; and Knowsley, England. The attached financial statements reflect the operations and financial position of Kelco on a combined basis. All material intercompany transactions have been eliminated.

  REVENUE RECOGNITION - Sales and related costs are recorded upon shipment of goods to customers.

  INVENTORIES - Inventories are stated at the lower of cost or market. Actual cost is used to value raw materials while standard cost, which approximates actual cost, is used to value finished goods and work in process. The cost of certain inventories (65% of total inventories as of December 31, 1994), is determined by using the last-in, first-out
(LIFO) method, which generally reflects the effects of inflation or deflation on cost of goods sold earlier than other inventory methods. The cost of other inventories generally is determined using the average cost method.

  PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is recorded at cost. The cost of plant and equipment is depreciated on the straight-line method over the estimated useful lives of the assets as follows:


           Buildings....................................... 45-50 years
           Machinery and equipment.........................  5-15 years
           Furniture and fixtures.......................... 10-15 years

  INTANGIBLE ASSETS - Intangible assets, consisting primarily of goodwill arising from business acquisitions in years prior to 1994, are recorded at cost and are amortized on a straight-line basis over their estimated useful lives which range from 5 to 40 years. The carrying value of intangible assets is reviewed periodically based on projected cash flows to be received from operations. If such projected cash flows are less than the carrying value of intangible assets, the difference will be charged as an expense.

  PRO FORMA FINANCIAL INFORMATION AND INCOME TAXES - Income tax accounts included in the combined balance sheet and statement of income relate only to certain entities which have traditionally provided for income taxes calculated on a separate return basis. No provision for income taxes was allocated by Merck to the U.S. operations of the Kelco Division. Pro forma financial information is presented in the statement of income which includes a pro forma tax provision for the combined operations of Kelco calculated on a separate return basis.

  FOREIGN CURRENCY TRANSLATION - The U.S. dollar serves as the functional currency for each of Kelco's foreign entities. Accordingly, currency gains and losses resulting from remeasuring foreign currency financial statements into the U.S. dollar are reflected in current year income.

  FINANCIAL INSTRUMENTS - The recorded amounts of Kelco's financial instruments, consisting of cash, short-term investments, trade receivables, accounts payable, and short-term debt approximate their fair values.

2. INVENTORIES

  The components of inventories at December 31, 1994 are summarized below (in thousands):


                  Finished goods..............................................................................      $ 30,719
                  Work in process.............................................................................        16,112
                  Raw materials and supplies..................................................................         8,925
                                                                                                                    --------
                  Inventories, at average cost................................................................        55,756
                  LIFO reserve................................................................................       (12,982)
                                                                                                                    --------
                  Total.......................................................................................      $ 42,774
                                                                                                                    ========

  Income before income taxes for 1994 was increased by $292,000 due to the partial liquidation of a LIFO layer.

3. INCOME TAXES

  Except as discussed below, Kelco entities are generally included in a Merck consolidated tax group. As discussed in Note 1, income tax accounts included in the combined financial statements relate only to certain entities which have traditionally provided for income taxes calculated on a separate return basis. A pro forma income tax provision for the combined operations of Kelco calculated on a separate return basis is included on the combined statement of income. The components of pro forma income taxes for 1994 were as follows (in thousands):



                                                                                     CURRENT         DEFERRED         TOTAL
                                                                                     -------         --------         -----

  U.S. Federal..................................................................     $17,727          $2,121         $19,848
  U.S. State....................................................................       4,720             617           5,337
  Foreign.......................................................................       8,096            (110)          7,986
                                                                                     -------         -------         -------
  Total pro forma income taxes..................................................     $30,543          $2,628         $33,171
                                                                                     =======          ======         =======

  The difference between 1994 pro forma income taxes computed at the U.S. federal statutory rate of 35 percent and pro forma income taxes is accounted for as follows (in thousands):


                  Taxes computed at the federal statutory tax rate............................................      $29,949
                  Increase (decrease) resulting from:
                    State income taxes, net of federal benefit................................................        3,203
                    Foreign sales corporation benefit.........................................................         (459)
                    Nondeductible goodwill....................................................................          349
                    Other nondeductible expenses..............................................................          278
                    Other.....................................................................................         (149)
                                                                                                                   --------
                  Pro forma income taxes......................................................................      $33,171
                                                                                                                    =======

  The deferred tax liability balance of $6,356,000 relates to differences in the book and tax bases of property, plant, and equipment owned by the Kelco corporate unit located in the United Kingdom, which is a stand-alone tax-paying entity.

4. EMPLOYEE BENEFIT PLANS

  PENSION BENEFITS - Kelco employees in the United States are eligible to participate in a defined benefit pension plan administered by Merck. All liabilities and duties of administration and funding of the plan reside with Merck. As discussed in Note 5, Kelco is allocated a portion of the cost of the plan calculated as a percentage of its gross payroll expense.

  Kelco employees in the United States are also eligible to participate in a voluntary defined contribution savings plan sponsored by Merck, which is responsible for providing matching contributions to the plan. Kelco is allocated a cost for these benefits calculated as a percentage of its gross payroll.

  Kelco employees in the United Kingdom are covered by a contributory defined benefit pension plan. Pension benefits are based on employees' years of service and compensation levels. The plan is funded in accordance with projections of the plan's financial condition which take into account benefits earned and expected to be earned, anticipated future returns on plan assets, and income tax and other regulations. Plan assets are invested primarily in equity securities. The components of pension expense under this plan for 1994 are summarized below (in thousands).




                  Service cost for benefits earned during the year............................................      $ 1,572
                  Interest cost on benefit obligation.........................................................        1,770
                  Actual loss on plan assets..................................................................        2,702
                  Net deferral and amortization...............................................................       (5,319)
                                                                                                                    -------
                  Total.......................................................................................      $   725
                                                                                                                    =======

  The following table sets forth the funded status of the United
Kingdom plan as of December 31, 1994 (in thousands).




                  Plan assets at fair value:..................................................................      $28,641
                                                                                                                    =======
                  Actuarial present value of plan benefits:
                    Vested....................................................................................      $24,102
                    Nonvested.................................................................................           -
                                                                                                                     ------
                  Accumulated benefit obligation..............................................................       24,102
                  Effect of projected future compensation increases...........................................          718
                                                                                                                    -------
                  Projected benefit obligation................................................................      $24,820
                                                                                                                    =======
                  Excess of plan assets over projected benefit obligation.....................................      $ 3,821
                  Less:
                    Unamortized initial net asset.............................................................       (2,897)
                    Unrecognized prior service cost...........................................................          519
                    Unrecognized net loss.....................................................................        2,787
                                                                                                                    -------
                  Net prepaid pension cost....................................................................      $ 4,230
                                                                                                                    =======

  The pension obligation and pension costs were determined using an assumed discount rate of 9 percent, an assumed long-term rate of return on plan assets of 9.5 percent, and an assumed rate of compensation increases of 5.5 percent.

  OTHER POSTEMPLOYMENT BENEFITS - Healthcare and other postemployment benefits are provided to Kelco employees in the United States through plans sponsored by Merck. All liabilities and duties of administration and funding the plan reside with Merck. As discussed in Note 5, Kelco is allocated a cost for these benefits calculated as a percentage of gross payroll.

5. RELATED PARTY TRANSACTIONS

  Costs associated with health benefits, pension and postemployment benefits (see Note 4) and payroll taxes for certain employees are paid by Merck on behalf of Kelco. Kelco pays a fee to Merck which is calculated as a percentage of its gross payroll and approximates the estimated costs of these services. This fee totalled $12,287,000 for 1994.

  Certain administrative services are provided to Kelco without charge by Merck, including payroll processing for certain employees, property and liability insurance coverage, legal services, and treasury functions. The financial statements contain an estimate of the costs of these services which are not material, individually or in total, to the financial statements.

  Kelco purchases a portion of its inventory materials from Merck at their estimated fair value. Such purchases totalled $9,331,000 in 1994. Excess cash generated from Kelco's operations is advanced to Merck. Kelco does not earn interest income on net advances to Merck. Cash advances by Kelco less charges for benefits, inventory purchases, and payroll funding by Merck comprise substantially the increase in Net Advances to Merck for 1994.

  During 1994, Kelco sold its interest in a finance company to Merck. Proceeds from the sale totalled approximately $16,000,000 and resulted in a pre-tax gain of $855,000 which is included in "Other income
(expense) - net" on the statement of income.

6. COMMITMENTS AND CONTINGENCIES

  Future minimum payments under noncancelable operating leases are $1,984,000 for 1995, $1,579,000 for 1996, $1,192,000 for 1997,
$1,183,000 for 1998, $1,025,000 for 1999, and $5,505,000 thereafter.

  Concentrations of credit risk associated with trade receivables are considered minimal due to Kelco's diverse customer base. Kelco monitors the credit worthiness of its customers to which it grants credit in the normal course of business and does not normally require collateral or other security to support credit sales. Bad debts in 1994 were minimal.

  In 1992, the United States Environmental Protection Agency ("EPA") commenced a Federal Clean Air Act (the "Act") investigation against Kelco. After a series of informational exchanges, the EPA issued a Notice of Violation in May 1994, which alleged certain permitting and New Source Review Violations under the Act. Although Kelco disputes the merit of the alleged violations and has vigorously defended this enforcement action, it commenced settlement discussions with the EPA. In February 1995, Kelco and the EPA agreed in principle to a settlement that includes both approximately $3 million in capital improvements and a civil penalty of approximately $1.4 million. The financial statements reflect the accrual for the capital improvements and the provision for the penalty which was provided for in prior years.

  Kelco is a party to other legal matters arising out of the normal course of business, which it is vigorously defending. While the results of litigation cannot be predicted with certainty, management believes, based upon the advice of legal counsel, that the final outcome of such litigation will not have a material adverse effect on Kelco's combined financial position or results of operations.

7. GEOGRAPHIC DATA

  Financial information by geographic region as of and for the year ended December 31, 1994 presented below is prepared on an "entity basis" which means that net sales, operating income and assets of an entity are assigned to the geographic area where the entity is located. For example, a sale from the United States to a customer in another geographic area is reported as a U.S. sale.



                                                                                          (IN THOUSANDS)
                                                                  ----------------------------------------------------------
                                                                    SALES TO
                                                                  UNAFFILIATED      INTERAREA       OPERATING         TOTAL
                                                                    CUSTOMERS         SALES           INCOME          ASSETS
                                                                    ---------       ---------       ---------         ------

  United States.................................................    $189,047         $ 39,489        $66,677         $236,399
  Europe........................................................      76,392           15,148         18,490           96,808
  Asia-Pacific..................................................      34,115               -             648           12,955
  Canada........................................................      10,927               -           1,372            1,404
  Interarea eliminations........................................                      (54,637)           323           (2,433)
                                                                    --------         --------        -------        ---------
  Total.........................................................    $310,481         $      0        $87,510         $345,133
                                                                    ========         ========        =======         ========

  Interarea sales, which represent sales between Kelco locations in different world areas, were made based on intercompany transfer pricing arrangements. Direct export sales from the United States to non-U.S. unaffiliated customers were $88,398,000 for 1994.

     PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                     OF MONSANTO COMPANY AND KELCO

                        AS OF DECEMBER 31, 1994

                              (UNAUDITED)

  The following table sets forth the statement of consolidated financial position of Monsanto Company ("Monsanto") and combined balance sheet for the Kelco Division of Merck & Co., Inc. ("Kelco") as of December 31, 1994, and the pro forma condensed combined statement of financial position as if the acquisition of Kelco by Monsanto had been consummated on December 31, 1994, accounted for as a purchase and giving effect to the assumptions set forth in the accompanying notes. Pro forma adjustments have been made to give effect to estimated purchase accounting adjustments and eliminations arising from the acquisition of Kelco and issuance of short- and long-term debt to finance the acquisition of Kelco.

  It is necessary to present the information in the following table with cautions as to its interpretation and usefulness. The pro forma adjustments are based on limited available information and upon certain assumptions. The effects of purchase accounting adjustments are based on the Agreement of Purchase and Sale ("Agreement") and will depend on the results of recently initiated appraisals of the net assets acquired and currently incomplete investigations into liabilities assumed as specified under the Agreement. The changes in Monsanto's consolidated financial position will depend on future events, the effects of which cannot be estimated with certainty. Accordingly, it is probable that purchase accounting adjustments will differ from the pro forma adjustments, possibly by substantial amounts. For these reasons, the table does not purport to present Monsanto's actual consolidated financial position had the acquisition of Kelco occurred on December 31, 1994, nor to present Monsanto's consolidated financial position at any subsequent date. In addition, the table and accompanying notes should be read in conjunction with the historical consolidated financial statements of Monsanto and the combined financial statements of Kelco, including notes to such financial statements.

                                    PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                                                   OF MONSANTO COMPANY AND KELCO

                                                      AS OF DECEMBER 31, 1994

                                                  (UNAUDITED, DOLLARS IN MILLIONS)


                                                                           HISTORICAL
                                                                    -------------------------                           PRO
                                                                                        <F5>        FORMA              FORMA
                                                                    MONSANTO            KELCO    ADJUSTMENTS         COMBINED
                                                                    --------            -----    -----------         --------

                            ASSETS:
Cash and cash equivalents.......................................     $   507           $  7         $(100)<F1>       $   414
Trade receivables...............................................       1,530             61                            1,591
Other current assets............................................         634              4             2 <F3>           640
                                                                                                        7 <F2>
Inventories.....................................................       1,212             43            38 <F3>         1,300
                                                                     -------           ----         -----            -------
  Total current assets..........................................       3,883            115           (53)             3,945
                                                                     -------           ----         -----            -------
                                                                                                       (7)<F2>
                                                                                                       44 <F3>
Property, plant & equipment - cost..............................       7,555            348          (155)<F3>         7,785
Less accumulated depreciation...................................       4,738            155          (155)<F3>         4,738
                                                                     -------           ----         -----            -------
  Net property, plant & equipment...............................       2,817            193            37              3,047
                                                                     -------           ----         -----            -------
Investments in affiliates.......................................         279              1                              280
                                                                                                      (16)<F2>
                                                                                                      775 <F1>
Intangible assets...............................................       1,134             29          (106)<F3>         1,816
Other assets....................................................         778              7            53 <F3>           838
                                                                     -------           ----         -----            -------
Total Assets....................................................     $ 8,891           $345         $ 690            $ 9,926
                                                                     =======           ====         =====            =======
              LIABILITIES AND SHAREOWNERS' EQUITY:
Accounts payable................................................     $   629           $ 14                          $   643
Accrued liabilities.............................................       1,494             23         $ (10)<F2>         1,507
                                                                                                      975 <F1>
Short-term debt.................................................         312              2          (550)<F4>           739
                                                                     -------           ----         -----            -------
  Total current liabilities.....................................       2,435             39           415              2,889
                                                                     -------           ----         -----            -------
Long-term debt..................................................       1,405                          550 <F4>         1,955
                                                                                                       (6)<F2>
Deferred income taxes...........................................          65              6            12 <F3>            77
Other liabilities...............................................         697                                             697
Postretirement liabilities......................................       1,341                           19 <F3>         1,360
Shareowners' equity:
  Common stock..................................................         329                                             329
  Additional contributed capital................................         849             87           (87)<F1>           849
  Treasury stock, at cost.......................................      (2,744)                                         (2,744)
  Other.........................................................        (147)                                           (147)
  Reinvested earnings...........................................       4,661            213          (213)<F1>         4,661
                                                                     -------           ----         -----            -------
Total shareowners' equity.......................................       2,948            300          (300)             2,948
                                                                     -------           ----         -----            -------
Total Liabilities and Shareowners' Equity.......................     $ 8,891           $345         $ 690            $ 9,926
                                                                     =======           ====         =====            =======

- -----
<F1> To record the cash paid and debt assumed for the purchase price of
     Kelco, the excess of purchase price over net assets acquired, and to eliminate Kelco's historical equity accounts.
<F2> Adjustments to conform to Monsanto's accounting policies and adjust
     Kelco's assets and liabilities under the Agreement.
<F3> To adjust Kelco's net assets acquired to estimated fair values, including identifiable intangible assets of approximately $50 million.
<F4> To reclassify short-term borrowings expected to be refinanced on a long-term basis. In February 1995, Monsanto amended its short-term revolving credit facility to permit up to $1 billion in borrowings under the facility. Monsanto has the ability and intent to renew the debt related to the Kelco aquisition past 1995 and into future periods.
<F5> Presentation reclassified to conform to Monsanto captions.

           PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     OF MONSANTO COMPANY AND KELCO

                 FOR THE YEAR ENDED DECEMBER 31, 1994

                              (UNAUDITED)

  The following table sets forth the statement of consolidated income of Monsanto Company ("Monsanto") and the combined statement of income for the Kelco Division of Merck & Co., Inc. ("Kelco") for the year ended December 31, 1994, and the pro forma condensed combined statement of income as if the acquisition of Kelco by Monsanto had been consummated on January 1, 1994, accounted for as a purchase and giving effect to the assumptions set forth in the accompanying notes. Pro forma adjustments have been made to give effect to estimated purchase accounting adjustments and eliminations arising from the acquisition of Kelco, and the issuance of short- and long-term debt to finance the acquisition of Kelco.

  It is necessary to present the information in the following table with cautions as to its interpretation and usefulness. The pro forma adjustments are based on limited available information and upon certain assumptions. The effects of purchase accounting adjustments are based on the Agreement of Purchase and Sale ("Agreement") and will depend on the results of recently initiated appraisals of the net assets acquired and currently incomplete investigations into liabilities assumed as specified under the Agreement. The changes in Monsanto's consolidated results of operations will depend on future events, the effects of which cannot be estimated with certainty. Accordingly, it is probable that purchase accounting adjustments and the effect of other adjustments will differ from the pro forma adjustments, possibly by substantial amounts. Further, the information in the following table does not include any benefits that may result from the acquisition of Kelco due to synergies that may be derived and from the elimination of redundant activities. For these reasons, the table does not purport to present Monsanto's actual consolidated results of operations had the acquisition of Kelco occurred on January 1, 1994, nor to present Monsanto's consolidated results of operations for any subsequent period. In addition, the table and accompanying notes should be read in conjunction with the historical consolidated financial statements of Monsanto and the combined financial statements of Kelco, including notes to such financial statements.

                                          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                                   OF MONSANTO COMPANY AND KELCO

                                                    YEAR ENDED DECEMBER 31, 1994

                                         (UNAUDITED, DOLLARS IN MILLIONS, EXCEPT PER SHARE)


                                                                           HISTORICAL
                                                                    -----------------------            PRO             PRO
                                                                                      <F6>            FORMA           FORMA
                                                                    MONSANTO          KELCO        ADJUSTMENTS       COMBINED
                                                                    --------          -----        -----------       --------

Net sales.......................................................     $8,272            $310                           $8,582
                                                                                                     $  9 <F1>
Cost of goods sold..............................................      4,774             163            18 <F2>         4,964
                                                                     ------            ----          ----             ------
Gross profit....................................................      3,498             147           (27)             3,618
Marketing expenses..............................................      1,191              22                            1,213
Administrative expenses.........................................        589              20                              609
Technological expenses..........................................        674              16                              690
Amortization of intangible assets...............................         81               1            21 <F1>           103
Restructuring expenses - net....................................         40                                               40
                                                                     ------            ----          ----             ------
Operating income................................................        923              88           (48)               963
Interest expense................................................       (131)                          (48)<F3>          (179)
Interest income.................................................         81               1                               82
Other income (expense) - net....................................         22              (3)                              19
                                                                     ------           -----          ----             ------
Income before income taxes......................................        895              86           (96)               885
                                                                                                       27 <F5>
Income taxes....................................................        273               7           (35)<F4>           272
                                                                     ------            ----          ----             ------
Net income......................................................     $  622            $ 79          $(88)            $  613
                                                                     ======            ====          ====             ======
Earnings per share..............................................     $ 5.32                                           $ 5.24
                                                                     ======                                           ======
Weighted average shares outstanding.............................      117.0                                            117.0
                                                                     ======                                           ======

- -----
<F1> Additional depreciation and amortization expense resulting from the fair market value adjustments to fixed assets, other assets, and intangibles recorded in connection with the acquisition. The amortization life of goodwill and identifiable intangible assets is primarily over a 30-year period.
<F2> Effect of purchase accounting adjustments related to FIFO-based inventories.
<F3> Represents the increase in interest expense resulting from the issuance of approximately $825 million of commercial paper, at assumed interest rates varying from 3.1% to 6.1% for 1994, and the issuance of $150 million of fixed-rate long-term debt, at an assumed interest rate of 7.2%.
<F4> Income tax effects of pro forma adjustments (1) through (3), based on the statutory rate.
<F5> Represents the pro forma income tax effect of Kelco domestic pretax income, which for 1994 was included in Merck's consolidated U.S.
     tax returns.
<F6> Presentation reclassified to conform to Monsanto captions.

                              SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            MONSANTO COMPANY
                                 ......................................
                                              (Registrant)

                                 By         /s/ BRUCE R. SENTS
                                    ...................................
                                              Bruce R. Sents
                                       Vice President and Controller
                                      (Principal Accounting Officer)

Date: March 28, 1995

                             EXHIBIT INDEX

  These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K.

    EXHIBIT
     NUMBER                                                         DESCRIPTION
     ------                                                         -----------

        1          Omitted-Inapplicable

        2          1. Agreement of Purchase and Sale dated as of December 20, 1994, by and between Merck & Co., Inc. ("Merck")
                      and The NutraSweet Company relating to the purchase and sale of Merck's Kelco Business, plus identification of contents of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request
                      (incorporated herein by reference to Exhibit 2.1 of the Company's Form 8-K dated as of February 17, 1995 and filed on February 28, 1995).

                   2. Amendment, dated as of February 15, 1995, to the Agreement of Purchase and Sale dated as of December 20,
                      1994 between Merck & Co., Inc., a New Jersey corporation, and The NutraSweet Company, a Delaware corporation, plus identification of contents of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request (incorporated herein by reference to Exhibit 2.2 of the Company's Form 8-K dated as of February
                      17, 1995 and filed on February 28, 1995).

        4          Omitted-Inapplicable

       16          Omitted-Inapplicable

       17          Omitted-Inapplicable

       20          Omitted-Inapplicable

       23          1. Consent of Deloitte & Touche LLP

                   2. Consent of Counsel

       24          Omitted-Inapplicable

       27          Omitted-Inapplicable